AMENDMENT TO PARTICIPATION AGREEMENT

The Participation Agreement dated November 1, 1999 by and among Davis Variable Account Fund, Inc., Allianz Life Insurance Company of New York, and Davis Distributors, LLC is hereby amended by deleting the existing Schedule A and B amended May 1, 2007 and inserting in lieu thereof the schedules below:

                                   SCHEDULE A
                                     ACCOUNT
                  (8th revised edition - effective May 1, 2008)

SEPARATE ACCOUNT UTILIZING THE FUNDS
o Allianz Life of NY Variable Account C

                                   SCHEDULE B
                                   CONTRACTS

ALLIANZ LIFE OF NY VARIABLE ACCOUNT C
o Allianz Advantage
o Allianz Opportunity
o Allianz Charter II NY
o Allianz High Five NY
o Allianz Vision NY

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the participation agreement as of May 1, 2008.

DAVIS VARIABLE ACCOUNT FUND, INC.               DAVIS DISTRIBUTORS, LLC
By: /s/ Kenneth C. Eich                         By: /s/ Kenneth C. Eich
Name:Kenneth C. Eich                            Name:Kenneth C. Eich
Title: Vice President                           Title: President

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
By: /s/  Stewart D. Gregg
Name: Stewart D. Gregg
Title: Senior Securities Counsel